UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2007

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7601 Penn Avenue South
Richfield, Minnesota		55423
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01  Other Events.

On September 26, 2007, Best Buy Co., Inc. announced a reorganization of its executive management team.  The following changes were effective September 20, 2007:

•                  Darren R. Jackson will serve as Executive Vice President — Customer Operating Groups, relinquishing his role as Executive Vice President — Finance and Chief Financial Officer

•                  James L. Muehlbauer will serve as Senior Vice President — Chief Financial Officer (Interim)

•                  Shari L. Ballard will serve as Executive Vice President — Retail Channel Management

The registrant also announced that it has retained the executive search firm of Heidrick & Struggles to conduct a formal search for a new chief financial officer.

Darren R. Jackson — Executive Vice President — Customer Operating Groups

Mr. Jackson, 42, previously served as Executive Vice President — Finance and Chief Financial Officer since April 2002.  Mr. Jackson joined the registrant in 2000 as Senior Vice President — Finance and Treasurer and was promoted to Chief Financial Officer in 2001. Prior to that, Mr. Jackson served as chief financial officer of the Full-Line Store Division at Nordstrom, Inc., a department store chain, from 1998 to 2000 and as chief financial officer of Carson Pirie Scott & Co. Inc., a department store chain, from 1996 to 1998. A certified public accountant (inactive), Mr. Jackson has 18 years of experience in the retail industry. He serves as a director of Advance Auto Parts, Inc., vice chairman of the Marquette University board of trustees and a director of the Cristo Rey Network. In his new role, Mr. Jackson is responsible for U.S. Operating Groups, Global Merchandising Capability, Best Buy For Business, Magnolia Audio Video, Pacific Sales and Financial Services.

Since the beginning of the fiscal year, the registrant has sold products to and engaged in a work study program with Cristo Rey Network affiliates aggregating slightly in excess of $120,000.  Mr. Jackson did not participate in the negotiation of the agreements. The registrant’s Board of Directors approved the transactions and the continued regular business dealings with the Cristo Rey Network and its affiliates.

The registrant does not have a written employment agreement with Mr. Jackson and his employment is at-will.

James L. Muehlbauer — Senior Vice President — Chief Financial Officer (Interim)

Mr. Muehlbauer, 45, has been employed as Senior Vice President and Chief Financial Officer — Best Buy U.S. since December 2006. He joined the registrant in 2002 and has served as Senior Vice President — Finance, and Vice President and Chief Financial Officer — Musicland. Prior to joining the registrant, Mr. Muehlbauer spent 10 years with The Pillsbury Company, a consumer packaged goods company, where he held various senior-level finance management positions, including vice president and worldwide controller, vice president of operations, divisional finance director, director of mergers and acquisitions, and director of internal audit. A certified public accountant (inactive), Mr. Muehlbauer spent eight years with Coopers & Lybrand LLP and most recently served as a senior manager in the firm’s audit and consulting practice.

The registrant does not have a written employment agreement with Mr. Muehlbauer and his employment is at-will.

Shari L. Ballard — Executive Vice President — Retail Channel Management

Ms. Ballard, 41, most recently served as Executive Vice President — Entertainment, Multi-channel and Human Capital since June 2007. Ms. Ballard previously served as Executive Vice President — Human Resources and Legal since December 2004. Ms. Ballard joined us in 1993 and has held positions as Senior Vice President, Vice President, and general and assistant store manager. In her role as the leader of Retail Channel Management, Ms. Ballard oversees U.S. Best Buy stores, BestBuy.com and Enterprise Customer Care.

The registrant does not have a written employment agreement with Ms. Ballard and her employment is at-will.

The news release issued on September 26, 2007, is attached as Exhibit No. 99 to this Current Report on Form 8-K and is incorporated herein by reference. Best Buy Co., Inc.’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The following is furnished as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99

News release issued September 26, 2007. Any internet address provided in this release is for information purposes only and is not intended to be a hyperlink. Accordingly, no information at any internet address is included herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: September 26, 2007	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Vice President, Controller and Chief Accounting Officer